Exhibit 3.1
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CARDICA, INC.
     Bernard Hausen hereby certifies that:
     ONE: He is the duly elected and acting President of Cardica, Inc., a Delaware corporation.
     TWO: The name of this corporation is Cardica, Inc. The corporation was originally incorporated under the name Vascular Innovations, Inc., and the date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware is October 15, 1997.
     THREE: The Certificate of Incorporation of this corporation is hereby amended and restated to read as follows:
I.
     The name of the corporation is Cardica, Inc. (the “Corporation” or the “Company”).
II.
     The address of the registered office of the Corporation in the State of Delaware is 19 East Lookeraun Street, City of Dover, County of Kent, Delaware, 19901; and, the name of the Corporation’s registered agent at said address is National Registered Agents, Inc.
III.
     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.
IV.
     A.       This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is thirty-nine million four hundred forty-nine thousand (39,449,000) shares, twenty-four million sixty thousand (24,060,000) shares of which shall be Common Stock (the “Common Stock”) and fifteen million three hundred eighty-nine thousand (15,389,000) shares of which shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of one-tenth of one cent ($.001) per share and the Common Stock shall have a par value of one-tenth of one cent ($.001) per share.

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     B.       The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation (voting together on an as-if-converted basis).
     C.       The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Restated Certificate of Incorporation, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.
     D.       Effective upon the filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, (a) each one (1) issued or outstanding share of Common Stock, par value $.001 per share, automatically and without any action on the part of the respective holders thereof, shall combine into one-third (1/3rd) of a share of Common Stock, par value $.001 per share; (b) each one (1) issued or outstanding share of Series A Preferred Stock, par value $.001 per share, automatically and without any action on the part of the respective holders thereof, shall combine into one-third (1/3rd) of a share of Series A Preferred Stock, par value $0.001 per share; (c) each one (1) issued or outstanding share of Series B Preferred Stock, par value $.001 per share, automatically and without any action on the part of the respective holders thereof, shall combine into one-third (1/3rd) of a share of Series B Preferred Stock, par value $0.001 per share; (d) each one (1) issued or outstanding share of Series C Preferred Stock, par value $.001 per share, automatically and without any action on the part of the respective holders thereof, shall combine into one-third (1/3rd) of a share of Series C Preferred Stock, par value $0.001 per share; (e) each one (1) issued or outstanding share of Series D Preferred Stock, par value $.001 per share, automatically and without any action on the part of the respective holders thereof, shall combine into one-third (1/3rd) of a share of Series D Preferred Stock, par value $0.001 per share; and (f) each one (1) issued or outstanding share of Series E Preferred Stock, par value $.001 per share, automatically and without any action on the part of the respective holders thereof, shall combine into one-third (1/3rd) of a share of Series E Preferred Stock, par value $0.001 per share (the combinations referenced in subsections (a), (b), (c), (d), (e) and (f) of this sentence being collectively referred to as the “Reverse Stock Split”). No fractional shares shall be issued in connection with the foregoing reverse split, and each stockholder otherwise entitled to receive a fractional share shall receive the next lower whole number of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as applicable. In lieu of fractional shares otherwise issuable, the Corporation shall pay to the holder otherwise entitled thereto an amount equal to (x) such fraction, multiplied by (y) the fair market value of one (1) such share on the date of the Reverse Stock Split, as determined in good faith by the Board of

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Directors. Except as otherwise noted herein, all share numbers and prices per share have been adjusted to reflect the Reverse Stock Split.
     E.       Two hundred twenty-seven thousand six hundred sixty-seven (227,667) of the authorized shares of Preferred Stock are hereby designated “Series A Preferred Stock” (the “Series A Preferred”). Five hundred sixty-six thousand six hundred sixty-seven (566,667) of the authorized shares of Preferred Stock are hereby designated “Series B Preferred Stock” (the “Series B Preferred”). One million eight hundred thirty-three thousand three hundred thirty-three (1,833,333) of the authorized shares of Preferred Stock are hereby designated “Series C Preferred Stock (the “Series C Preferred”). Two million one hundred sixty-six thousand six hundred sixty-seven (2,166,667) of the authorized shares of Preferred Stock are hereby designated “Series D Preferred Stock” (the “Series D Preferred”). Three hundred thirty-five thousand three hundred thirty-three (335,333) of the authorized shares of Preferred Stock are hereby designated “Series E Preferred Stock” (the “Series E Preferred,” and, together with the Series A Preferred, Series B Preferred, Series C Preferred, and the Series D Preferred, the “Series Preferred”).
     F.       The rights, preferences, privileges, restrictions and other matters relating to the Series Preferred are as follows:
1.	Dividend Rights.
                    (a)       Holders of Series Preferred, in preference to the holders of any other stock of the Company (“Junior Stock”), shall be entitled to receive, upon a Liquidation (as defined in Article IV.E.3), cumulative cash dividends at the rate of eight percent (8%) of the applicable Original Issue Price (as defined below) per annum on each outstanding share of Series Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares, other than the Reverse Stock Split, occurring after the date this Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the “Filing Date”)) but only to the extent funds are legally available therefor. The “Original Issue Price” of the Series A Preferred shall be $3.00. The “Original Issue Price” of the Series B Preferred shall be $4.89. The “Original Issue Price” of the Series C Preferred shall be $8.40. The “Original Issue Price” of the Series D Preferred shall be $11.58. The “Original Issue Price” of the Series E Preferred shall be $14.10.
                    (b)       So long as any shares of Series Preferred shall be outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any Junior Stock, nor shall any shares of any Junior Stock of the Company be purchased, redeemed, or otherwise acquired for value by the Company (except for acquisitions of Common Stock by the Company pursuant to agreements which permit the Company to repurchase such shares upon termination of services to the Company or in exercise of the Company’s right of first refusal upon a proposed transfer) until all dividends (set forth in Section 1(a) above) on the Series Preferred shall have been paid or declared and set apart. In the event dividends are paid on any share of Common Stock, an additional dividend shall be paid with respect to all outstanding shares of Series Preferred in an amount equal per share (on an as-if-converted to Common Stock basis) to the amount paid or set aside for each share of Common Stock. The provisions of this Section 1(b) shall not, however, apply to (i) a dividend payable in

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Common Stock, (ii) the acquisition of shares of any Junior Stock in exchange for shares of any other Junior Stock, or (iii) any repurchase of any outstanding securities of the Company that is approved by the Company’s Board of Directors or by the holders of at least a majority of the Series Preferred. The holders of the Series Preferred expressly waive their rights, if any, as described in California Code Sections 502, 503 and 506 as they relate to repurchases of shares upon termination of employment or service as a consultant or director.
2.	Voting Rights.
                    (a)       General Rights. Except as otherwise provided herein or as required by law, the Series Preferred shall be voted equally with the shares of the Common Stock of the Company and not as a separate class, at any annual or special meeting of stockholders of the Company, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: each holder of shares of Series Preferred shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder’s aggregate number of shares of Series Preferred are convertible (pursuant to Section 4 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.
                    (b)       Separate Vote of Series Preferred. For so long as at least 500,000 shares of Series Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares, other than the Reverse Stock Split, occurring after the Filing Date) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding Series Preferred shall be necessary for effecting or validating the following actions:
                              (i)       Any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Company (including any filing of a Certificate of Designation), that affects adversely the voting or other powers, preferences, or other special rights or privileges, or restrictions of the Series Preferred;
                              (ii)       Any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Company ranking senior to the Series Preferred in right of redemption, liquidation preference, voting or dividends or any increase in the authorized or designated number of any such new class or series;
                              (iii)       Any redemption, repurchase, payment of dividends or other distributions with respect to Junior Stock (except for acquisitions of Common Stock by the Company pursuant to agreements which permit the Company to repurchase such shares upon termination of services to the Company or in exercise of the Company’s right of first refusal upon a proposed transfer);
                              (iv)       Any action that results in the payment or declaration of a dividend on any shares of Common Stock or Preferred Stock;

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                              (v)       Any Asset Transfer or Acquisition (each as defined in Section 3(c)); or
                              (vi)       Any voluntary dissolution or liquidation of the Company.
                    (c)       Election of Board of Directors. (i) For so long as at least 500,000 shares of Series Preferred remain outstanding (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares, other than the Reverse Stock Split, occurring after the Filing Date), the holders of Series Preferred, voting as a separate class, shall be entitled to elect two (2) members of the Company’s Board of Directors at each meeting or pursuant to each consent of the Company’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors; (ii) the holders of Common Stock, voting as a separate class, shall be entitled to elect two (2) members of the Board of Directors at each meeting or pursuant to each consent of the Company’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors; and (iii) the holders of Common Stock and Series Preferred, voting together as a single class on an as-if-converted basis, shall be entitled to elect all remaining members of the Board of Directors at each meeting or pursuant to each consent of the Company’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors. No person entitled to vote at an election for directors may cumulate votes to which such person is entitled, unless, at the time of such election, the corporation is subject to Section 2115 of the California General Corporation Law (“CGCL”). During such time or times that the corporation is subject to Section 2115(b) of the CGCL, every stockholder entitled to vote at an election for directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder’s shares are otherwise entitled, or distribute the stockholder’s votes on the same principle among as many candidates as such stockholder desires. No stockholder, however, shall be entitled to so cumulate such stockholder’s votes unless (i) the names of such candidate or candidates have been placed in nomination prior to the voting and (ii) the stockholder has given notice at the meeting, prior to the voting, of such stockholder’s intention to cumulate such stockholder’s votes. If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.
                    (d)       Removal
                              (i)       During such time or times that the corporation is subject to Section 2115(b) of the CGCL, the Board of Directors or any individual director may be removed from office at any time without cause by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on such removal; provided, however, that unless the entire Board is removed, no individual director may be removed when the votes cast against such director’s removal, or not consenting in writing to such removal, would be sufficient to elect that director if voted cumulatively at an election which the same total number of votes were cast (or,

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if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of such director’s most recent election were then being elected.
                              (ii)       At any time or times that the corporation is not subject to Section 2115(b) of the CGCL and subject to any limitations imposed by law, Section (d)(i) above shall not apply and the Board of Directors or any director may be removed from office at any time (a) with cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of voting stock of the corporation entitled to vote at an election of directors or (b) without cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of voting stock of the corporation, entitled to vote at an election of directors.
3.	Liquidation Rights.
                    (a)       Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, Acquisition, as defined below, or Asset Transfer, as defined below (each a “Liquidation”), before any distribution or payment shall be made to the holders of any Junior Stock, the holders of Series Preferred shall be entitled to be paid out of the assets of the Company an amount per share of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, and Series E Preferred equal to the applicable Original Issue Price plus all accumulated and unpaid dividends on the Series Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares, other than the Reverse Stock Split, occurring after the Filing Date) for each share of Series Preferred held by them. If, upon any such Liquidation, the assets of the Company shall be insufficient to make payment in full to all holders of Series Preferred of the liquidation preference set forth in this Section 3(a), then such assets shall be distributed among the holders of Series Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.
                    (b)       After the payment of the full liquidation preference of the Series Preferred as set forth in Section 3(a) above, the remaining assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of the Common Stock.
                    (c)       The following terms shall have the following meanings under this Section:
                              (i)       “Acquisition” shall mean any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the Company’s voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred, excluding any consolidation or merger effected exclusively to change the domicile of the Company; and

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                              (ii)       “Asset Transfer” shall mean a sale, lease or other disposition of all or substantially all of the assets of the Company.
                    (b)       In the event of an Acquisition or Asset Transfer, if the consideration received by this corporation is other than cash, its value will be deemed its fair market value as determined in good faith by the Board of Directors. Any securities shall be valued as follows:
                              (i)       Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:
                                        (A)       If traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such quotation system over the thirty (30) day period ending three (3) days prior to the closing;
                                        (B)       If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and
                                        (C)       If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Board of Directors and the holders of at least a majority of the voting power of all then outstanding shares of Series Preferred.
                              (ii)       The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i) (A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined by the Board of Directors and the holders of at least a majority of the voting power of all then outstanding shares of such Series Preferred.
4.	Conversion Rights.
                    The holders of the Series Preferred shall have the following rights with respect to the conversion of the Series Preferred into shares of Common Stock (the “Conversion Rights”):
                    (a)       Optional Conversion. Subject to and in compliance with the provisions of this Section 4, any shares of Series Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series Preferred shall be entitled upon conversion shall be the product obtained by multiplying the applicable “Series Preferred Conversion Rate” then in effect (determined as provided in Section 4(b)) by the number of shares of Series Preferred, as applicable, being converted.
                    (b)       Series Preferred Conversion Rate. The conversion rate in effect at any time for conversion of each series of Series Preferred (the “Series Preferred Conversion Rate”) shall be the quotient obtained by dividing the Original Issue Price of such series of Series

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Preferred by the applicable “Series Preferred Conversion Price,” calculated as provided in Section 4(c).
                    (c)       Series Preferred Conversion Price. The conversion price for the Series A Preferred (the “Series A Preferred Conversion Price”) shall initially be the Original Issue Price of the Series A Preferred. The conversion price for the Series B Preferred (the “Series B Preferred Conversion Price”) shall initially be the Original Issue Price of the Series B Preferred. The conversion price for the Series C Preferred (the “Series C Preferred Conversion Price”) shall initially be the Original Issue Price of the Series C Preferred. The conversion price for the Series D Preferred (the “Series D Preferred Conversion Price”) shall initially be the Original Issue Price of the Series D Preferred. The conversion price of the Series E Preferred (the “Series E Preferred Conversion Price”) shall initially be the Original Issue Price of the Series E Preferred. The Series A Preferred Conversion Price, the Series B Preferred Conversion Price, the Series C Preferred Conversion Price, the Series D Preferred Conversion Price and the Series E Preferred Conversion Price shall be collectively referred to as the “Series Preferred Conversion Price.” Such initial Series Preferred Conversion Price shall be adjusted from time to time in accordance with this Section 4. All references to the Series Preferred Conversion Price herein shall mean the Series Preferred Conversion Price as so adjusted.
                    (d)       Mechanics of Conversion. Each holder of Series Preferred who desires to convert the same into shares of Common Stock pursuant to this Section 4 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series Preferred, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series Preferred being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay (i) in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock’s fair market value determined by the Board of Directors as of the date of such conversion), any declared and unpaid dividends on the shares of Series Preferred being converted and (ii) in cash (at the Common Stock’s fair market value determined by the Board of Directors as of the date of conversion) the value of any fractional share of Common Stock otherwise issuable to any holder of Series Preferred. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.
                    (e)       Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Filing Date effect a subdivision of the outstanding Common Stock without a corresponding subdivision of the Preferred Stock, the applicable Series Preferred Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Company shall at any time or from time to time after the Filing Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Preferred Stock, the applicable Series Preferred Conversion Price in effect immediately before the combination shall be proportionately increased. Any

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adjustment under this Section 4(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.
                    (f)       Adjustment for Common Stock Dividends and Distributions. If the Company at any time or from time to time after the Filing Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the applicable Series Preferred Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the applicable Series Preferred Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the applicable Series Preferred Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the applicable Series Preferred Conversion Price shall be adjusted pursuant to this Section 4(f) to reflect the actual payment of such dividend or distribution.
                    (g)       Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Filing Date, the Common Stock issuable upon the conversion of the Series Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transfer as defined in Section 3(c) or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4), in any such event each holder of Series Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.
                    (h)       Reorganizations, Mergers or Consolidations. If at any time or from time to time after the Filing Date, there is a capital reorganization of the Common Stock or the merger or consolidation of the Company with or into another corporation or another entity or person (other than an Acquisition or Asset Transfer as defined in Section 3(c) or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 4), as a part of such capital reorganization, provision shall be made so that the holders of the Series Preferred shall thereafter be entitled to receive upon conversion of the Series Preferred the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment

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shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Series Preferred after the capital reorganization to the end that the provisions of this Section 4 (including adjustment of the applicable Series Preferred Conversion Price then in effect and the number of shares issuable upon conversion of the Series Preferred) shall be applicable after that event and be as nearly equivalent as practicable.
                    (i)       Sale of Shares Below Series D Preferred Conversion Price.
                              (i)       If at any time or from time to time after the Filing Date, the Company issues or sells, or is deemed by the express provisions of this Section 4(i) to have issued or sold, Additional Shares of Common Stock (as defined below), other than as provided in Section 4(f), 4(g) or 4(h) above, for an Effective Price (as defined below) less than the then effective Series D Preferred Conversion Price (a “Qualifying Series D Dilutive Issuance”), then and in each such case, the then-existing Series D Preferred Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Series D Preferred Conversion Price in effect immediately prior to such issuance or sale by a fraction equal to:
                                        (A)       the numerator of which shall be (x) the number of shares of Common Stock deemed outstanding (as determined below) immediately prior to such issue or sale, plus (y) the number of shares of Common Stock which the Aggregate Consideration (as defined below) received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such then-existing Series D Preferred Conversion Price, and
                                        (B)       the denominator of which shall be the number of shares of Common Stock deemed outstanding (as determined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued.
     For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (x) the number of shares of Common Stock outstanding, (y) the number of shares of Common Stock into which the then outstanding shares of Series Preferred could be converted if fully converted on the day immediately preceding the given date, and (z) the number of shares of Common Stock which could be obtained through the exercise or conversion of all other rights, options and convertible securities outstanding on the day immediately preceding the given date.
                              (ii)       No adjustment shall be made to the Series D Preferred Conversion Price in an amount less than one cent per share. Any adjustment otherwise required by this Section 4(i) that is not required to be made due to the preceding sentence shall be included in any subsequent adjustment to the Series D Preferred Conversion Price.
                              (1)       For the purpose of making any adjustment required under this Section 4(i), the aggregate consideration received by the Company for any issue or sale of securities (the “Aggregate Consideration”) shall be defined as: (A) to the extent it consists of cash, be computed at the net amount of cash received by the Company after deduction of any

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underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale but without deduction of any expenses payable by the Company, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board, and (C) if Additional Shares of Common Stock, Convertible Securities (as defined below) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.
                              (2)       For the purpose of the adjustment required under this Section 4(i), if the Company issues or sells (x) Preferred Stock or other stock, options, warrants, purchase rights or other securities convertible into Additional Shares of Common Stock (such convertible stock or securities being herein referred to as “Convertible Securities”) or (y) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities and if the Effective Price of such Additional Shares of Common Stock is less than the Series D Preferred Conversion Price, in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities plus:
                                        (A)       in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options; and
                                        (B)       in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company upon the conversion thereof (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities); provided that if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses.
                                        (C)       If the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further, that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities. In no event shall any recalculation of the Effective Price pursuant to this Section 4(i)(C) have the effect of increasing the Series D Preferred Conversion Price by more than it may have originally reduced.

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                                        (D)       No further adjustment of the Series D Preferred Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock or the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Series D Preferred Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Series D Preferred Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series Preferred.
                              (iii)       For the purpose of making any adjustment to the Conversion Price of the Series D Preferred required under this Section 4(i), “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 4(i) (including shares of Common Stock subsequently reacquired or retired by the Company), other than:
                                        (A)       shares of Common Stock issued upon conversion of the Series Preferred;
                                        (B)       Common Stock or Convertible Securities issued after the Filing Date to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board;
                                        (C)       shares of Common Stock issued pursuant to the exercise of Convertible Securities outstanding as of the Filing Date;
                                        (D)       shares of Common Stock and Convertible Securities and the Common Stock issued pursuant to such Convertible Securities for consideration other than cash pursuant to a merger, consolidation, acquisition, strategic alliance or similar business combination approved by the Board;
                                        (E)       shares of Common Stock or Convertible Securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by the Board;

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                                        (F)       any Common Stock or Convertible Securities issued in connection with strategic transactions involving the Company and other entities, including (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology transfer or development arrangements; provided that the issuance of shares therein has been approved by one of the Board representatives designated by the holders of the Series Preferred; and
                                        (G)       shares of Common Stock issued in any Qualified IPO (as defined in Section 4(l) below).
     References to Common Stock in the subsections of this clause (v) above shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 4(i). The “Effective Price” of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 4(i) or under Section 4(j), into the Aggregate Consideration received, or deemed to have been received by the Company for such issue under this Section 4(i) or under Section 4(j), for such Additional Shares of Common Stock.
                              (iv)       In the event that the Company issues or sells, or is deemed to have issued or sold, Additional Shares of Common Stock in a Qualifying Series D Dilutive Issuance (the “First Series D Dilutive Issuance”), then in the event that the Company issues or sells, or is deemed to have issues or sold, Additional Shares of Common Stock in a Qualifying Series D Dilutive Issuance other than the First Series D Dilutive Issuance (a “Subsequent Series D Dilutive Issuance”) pursuant to the same instruments and on the same terms as the First Series D Dilutive Issuance, then and in each such case upon a Subsequent Series D Dilutive Issuance the Series D Preferred Conversion Price shall be reduced to the Series D Preferred Conversion Price that would have been in effect had the First Series D Dilutive Issuance and each Subsequent Series D Dilutive Issuance all occurred on the closing date of the First Series D Dilutive Issuance.
                              (v)       Upon the occurrence of each adjustment or readjustment of the Series D Preferred Conversion Price, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series D Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Series D Preferred, furnish or cause to be furnished to such holder a similar certificate setting forth (a) such adjustments and readjustments, (b) the Series D Preferred Conversion Price then in effect, and (c) the number of shares of Common Stock and the amount, if any, of other property which would be issuable upon conversion of such holder’s shares of Series D Preferred as of such date.
                    (j)       Sale of Shares Below Series E Preferred Conversion Price.
                              (i)       If at any time or from time to time after the Filing Date, the Company issues or sells, or is deemed by the express provisions of this Section 4(j) to have

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issued or sold, Additional Shares of Common Stock (as defined below), other than as provided in Section 4(f), 4(g) or 4(h) above, for an Effective Price (as defined in Section 4(i)) less than the then effective Series E Preferred Conversion Price (a “Qualifying Series E Dilutive Issuance”), then and in each such case, the then-existing Series E Preferred Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Series E Preferred Conversion Price in effect immediately prior to such issuance or sale by a fraction equal to:
                                        (A)       the numerator of which shall be (x) the number of shares of Common Stock deemed outstanding (as determined below) immediately prior to such issue or sale, plus (y) the number of shares of Common Stock which the Aggregate Consideration (as defined below) received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such then-existing Series E Preferred Conversion Price, and
                                        (B)       the denominator of which shall be the number of shares of Common Stock deemed outstanding (as determined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued.
     For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (x) the number of shares of Common Stock outstanding, (y) the number of shares of Common Stock into which the then outstanding shares of Series Preferred could be converted if fully converted on the day immediately preceding the given date, and (z) the number of shares of Common Stock which could be obtained through the exercise or conversion of all other rights, options and convertible securities outstanding on the day immediately preceding the given date.
                              (ii)       No adjustment shall be made to the Series E Preferred Conversion Price in an amount less than one cent per share. Any adjustment otherwise required by this Section 4(j) that is not required to be made due to the preceding sentence shall be included in any subsequent adjustment to the Series E Preferred Conversion Price.
                              (3)       For the purpose of making any adjustment required under this Section 4(j), the aggregate consideration received by the Company for any issue or sale of securities (the “Aggregate Consideration”) shall have the same meaning as set forth in Section 4(i)(iii) above.
                              (4)       For the purpose of the adjustment required under this Section 4(j), if the Company issues or sells (x) Preferred Stock or other stock, options, warrants, purchase rights or other securities convertible into Additional Shares of Common Stock (such convertible stock or securities being herein referred to as “Convertible Securities”) or (y) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities and if the Effective Price of such Additional Shares of Common Stock is less than the Series E Preferred Conversion Price, in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have

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received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities plus:
                                        (A)       in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options; and
                                        (B)       in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company upon the conversion thereof (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities); provided that if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses.
                                        (C)       If the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further, that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities. In no event shall any recalculation of the Effective Price pursuant to this Section 4(j)(iv)(C) have the effect of increasing the Series E Preferred Conversion Price by more than it may have originally reduced.
                                        (D)       No further adjustment of the Series E Preferred Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock or the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Series E Preferred Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Series E Preferred Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series Preferred.

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                              (iii)       For the purpose of making any adjustment to the Conversion Price of the Series E Preferred required under this Section 4(j), “Additional Shares of Common Stock” shall have the same meaning as set forth under Section 4(i)(v) above.
                              (iv)       In the event that the Company issues or sells, or is deemed to have issued or sold, Additional Shares of Common Stock in a Qualifying Series E Dilutive Issuance (the “First Series E Dilutive Issuance”), then in the event that the Company issues or sells, or is deemed to have issues or sold, Additional Shares of Common Stock in a Qualifying Series E Dilutive Issuance other than the First Series E Dilutive Issuance (a “Subsequent Series E Dilutive Issuance”) pursuant to the same instruments and on the same terms as the First Series E Dilutive Issuance, then and in each such case upon a Subsequent Series E Dilutive Issuance the Series E Preferred Conversion Price shall be reduced to the Series E Preferred Conversion Price that would have been in effect had the First Series E Dilutive Issuance and each Subsequent Series E Dilutive Issuance all occurred on the closing date of the First Series E Dilutive Issuance.
                              (v)       Upon the occurrence of each adjustment or readjustment of the Series E Preferred Conversion Price, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series E Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Series E Preferred, furnish or cause to be furnished to such holder a similar certificate setting forth (a) such adjustments and readjustments, (b) the Series E Preferred Conversion Price then in effect, and (c) the number of shares of Common Stock and the amount, if any, of other property which would be issuable upon conversion of such holder’s shares of Series E Preferred as of such date.
                    (k)       Notices of Record Date. Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section 3(c)) or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any Asset Transfer (as defined in Section 3(c)), or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series Preferred at least ten (10) days prior to the record date specified therein (or such shorter period approved by a majority of the outstanding Series Preferred) a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

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                    (l)       Automatic Conversion.
                              (i)       Each share of Series Preferred shall automatically be converted into shares of Common Stock, based on the then-effective applicable Series Preferred Conversion Price, (A) at any time upon the affirmative election of the holders of at least a majority of the outstanding shares of the Series Preferred, or (B) immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least $25,000,000 (a “Qualified IPO”). Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Section 4(d).
                              (ii)       Upon the occurrence of either of the events specified in Section 4(l)(i) above, the outstanding shares of Series Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series Preferred are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series Preferred, the holders of Series Preferred shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series Preferred. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series Preferred surrendered were convertible on the date on which such automatic conversion occurred, and any declared and unpaid dividends shall be paid in accordance with the provisions of Section 4(d).
                    (m)       Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock’s fair market value (as determined by the Board of Directors) on the date of conversion.
                    (n)       Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion

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of all then outstanding shares of the Series Preferred, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.
                    (o)       Notices. Any notice required by the provisions of this Section 4 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.
                    (p)       Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series Preferred so converted were registered.
                    (q)       No Dilution or Impairment. Without the consent of the holders of then outstanding Series Preferred as required under Section 2(b), the Company shall not amend its Amended and Restated Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or take any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series Preferred against dilution or other impairment.
          5.       Redemption. The Series Preferred shall not be redeemable by the Company.
V.
     A.       A director of the corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

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     B.       This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the CGCL) for breach of duty to the corporation and its shareholders through bylaw provisions or through agreements with the agents, or through shareholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject, at any time or times that the corporation is subject to Section 2115(b) of the CGCL, to the limits on such excess indemnification set forth in Section 204 of the CGCL.
     C.       Any repeal or modification of this Article V shall only be prospective and shall not effect the rights under this Article V in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability.
VI.
     For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:
     A.       The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.
     B.       Subject to the indemnification provisions in the Bylaws, The Board of Directors may from time to time make, amend, supplement or repeal the Bylaws; provided, however, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors by the affirmative vote of the percentage of holders of capital stock as provided therein; and, provided further, that no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement thus adopted by the stockholders.
     C.       The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.
* * * *
     FOUR: This Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of this Corporation.
     FIVE: This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware by the Board of Directors and the stockholders of the Company. A majority of the outstanding shares of Common Stock and the Series Preferred, voting together on an as-converted basis, approved this Amended and Restated Certificate of Incorporation by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware, and written notice of such was given by the Company in accordance with said Section 228.

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     In Witness Whereof, Cardica, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its President this 9th day of January, 2006.

Cardica, Inc.
By:	/s/ Bernard A. Hausen
Bernard A. Hausen
President and Chief Executive Officer

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